Exhibit 99(a)

Windstream reports first-quarter results
Affirms full-year financial guidance

Release date: May 7, 2015

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN) today reported first-quarter results highlighted by improving consumer trends and strong adjusted free cash flow.

“2015 has already seen significant progress, highlighted by the successful completion of the spinoff of Communications, Sales and Leasing (‘CS&L’) on April 24,” said Tony Thomas, president and chief executive officer. “This transaction has made Windstream a stronger company with less debt and increased capacity to invest in our network and create value for our shareholders.”

“As we move forward, Windstream’s strategy is to provide an exceptional customer experience through a best-in-class network, with the goal of delivering improved financial results and creating value for shareholders,” Thomas said.

Pro Forma Financial Results

Total revenues were $1.4 billion in the first quarter, a decline of 3 percent from the same period a year ago.
Consumer broadband service revenues in the first quarter were $123 million, up 2 percent from the same period in 2014 due to continued demand for faster speeds and additional services.
Overall consumer service revenues in the first quarter were $312 million, essentially unchanged from the same period a year ago.

“We are seeing positive momentum as we continue to make investments to push fiber deeper into the network and shorten loop lengths, which has improved our capacity and broadband speed availability and are producing improving results from our broadband franchise. In addition, in April we launched ‘Kinetic,’ our new IPTV service,” Thomas said.

Carrier service revenues in the first quarter were $177 million, a decline of 7 percent from the same period a year ago, primarily caused by wireless carrier migrations from legacy TDM circuits to newer Ethernet technology.

Enterprise and small business service revenues were $741 million in the first quarter. Data and integrated services revenues grew approximately 3 percent in the first quarter from the same period a year ago to $427 million led by demand for IP-based solutions and next generation data.

Adjusted OIBDA was $495 million in the first quarter and capital expenditures were $189 million in the first quarter.

Adjusted free cash flow was $232 million in the first quarter and the company paid shareholders $151 million in dividends. After giving effect to the REIT spin-off and reverse stock split, Windstream expects to pay an annual dividend of $.60 per share.
Balance Sheet

In connection with the REIT spinoff, Windstream paid down $2.4 billion in debt on April 24, 2015 and will repay an additional $850 million with the cash proceeds received in the transaction. In addition, Windstream retained just under 20% of CS&L, to be used to repay further debt bringing the expected total debt reduction to over $4 billion.

Windstream also amended its credit facility to extend the maturity of its $1.25 billion revolver for 5 years and improved the interest rate on the company’s borrowings by 25 basis points.

GAAP Financial Results

In the first quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.41 billion and net income of $5.3 million, or 5 cents per share. That compares to total revenues and sales of $1.46 billion and net income of $16 million, or 15 cents per share, during the same period in 2014.

Financial Outlook for 2015

Windstream affirmed its annual guidance as provided on February 24, 2015.

Conference Call:

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company's first-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 21613492, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on May 14. The replay can be accessed by dialing 1-855-859-2056, conference ID 21613492.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors.

OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and capital expenditures.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s 2015 guidance for service revenue and capital expenditures, statements regarding adjusted OBIDA margin ranges, cash tax payments, expectations for improved revenue trends and margins, particularly in the enterprise business, expectations regarding Kinetic, Windstream’s IPTV video entertainment offering, and improvements in high-speed Internet capabilities, the completion and benefits of network investments pursuant to Connect America Fund Phase 1, expectations regarding funding available under the Connect America Fund Phase 2, and the amount that Windstream may reduce its debt by selling its equity stake in CS&L. These statements, along with other forward-looking statements, including statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s pending election to accept or reject state-wide offers under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such election on future receipt by the company of federal universal service funds and capital expenditures;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•
the uncertainty regarding the implementation of the FCC rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•	changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors;

•
the company’s ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
Michael Teague, 501-748-5876
michael.teague@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2015	2014	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,381.8	$1,419.7	$(37.9)	(3)
Product sales	36.8	45.2	(8.4)	(19)
Total revenues and sales	1,418.6	1,464.9	(46.3)	(3)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	680.0	657.9	22.1	3
Cost of products sold	31.9	41.1	(9.2)	(22)
Selling, general and administrative	225.0	238.9	(13.9)	(6)
Depreciation and amortization	340.7	338.9	1.8	1
Merger and integration costs	14.1	7.9	6.2	78
Restructuring charges	7.0	12.4	(5.4)	(44)
Total costs and expenses	1,298.7	1,297.1	1.6	—
Operating income	119.9	167.8	(47.9)	(29)
Other (expense) income, net	(1.2)	0.9	(2.1)	*
Interest expense	(141.1)	(141.9)	0.8	(1)
(Loss) income before income taxes	(22.4)	26.8	(49.2)	*
Income tax (benefit) expense	(27.7)	10.8	(38.5)	*
Net income	$5.3	$16.0	$(10.7)	(67)

Weighted average common shares (A)	99.9	99.0	0.9	1
Common shares outstanding (A)	100.8	100.5	0.3	—

Basic and diluted earnings per share: (A)
Net income	$.05	$.15	($.10)	(67)

PRO FORMA RESULTS OF OPERATIONS (B):
OIBDA (C)	$474.7	$514.6	$(39.9)	(8)
Adjusted OIBDA (D)	$494.7	$540.4	$(45.7)	(8)

* Not meaningful
(A)	Reflects the effects of the one-for-six reverse stock split, which was effective on April 26, 2015.
(B)
Pro forma results adjust operating results under GAAP to exclude all merger and integration costs related to strategic transactions. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details of these adjustments, see the Notes to Unaudited Reconciliation of Operating Income Under GAAP to Pro Forma Adjusted OIBDA.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2015	2014	Amount	%
Business operating metrics:
Customer locations (A)
Enterprise (B)	218.7	212.2	6.5	3
Small business (C)	350.4	385.8	(35.4)	(9)
Total customer locations	569.1	598.0	(28.9)	(5)

Net customer location losses	6.6	7.7	(1.1)	(14)

Total business customers	347.6	378.7	(31.1)	(8)

Carrier special access circuits (D)	80.2	93.4	(13.2)	(14)

Consumer operating metrics:
Voice lines	1,599.0	1,703.2	(104.2)	(6)
High-speed Internet	1,132.4	1,170.4	(38.0)	(3)
Digital television customers	378.8	398.9	(20.1)	(5)
Total consumer connections	3,110.2	3,272.5	(162.3)	(5)

Net voice line losses	15.6	19.1	(3.5)	(18)
Net high-speed Internet additions (losses)	0.8	(0.5)	1.3	*

* Not meaningful
(A)	Business customer locations include each individual location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise locations represent customer relationships that generate $750 or more in revenue per month.
(C)	Small business locations represent customer relationships that generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	March 31,	December 31,		March 31,	December 31,
	2015	2014		2015	2014
CURRENT ASSETS:			CURRENT LIABILITIES:

Cash and cash equivalents	$74.0	$27.8	Current maturities of long-term debt	$92.5	$717.5
Restricted cash	7.1	6.7	Current portion of interest rate swaps	28.5	28.5
Accounts receivable, net	658.5	635.5	Accounts payable	332.0	403.3
Inventories	63.0	63.7	Advance payments and customer deposits	214.5	214.7
Deferred income taxes	91.7	105.4	Accrued dividends	151.7	152.4
Prepaid expenses and other	171.6	164.6	Accrued taxes	84.3	95.2
			Accrued interest	170.4	102.5
Total current assets	1,065.9	1,003.7	Other current liabilities	282.4	328.9

Goodwill	4,352.8	4,352.8	Total current liabilities	1,356.3	2,043.0
Other intangibles, net	1,710.5	1,764.0
Net property, plant and equipment	5,315.0	5,412.3	Long-term debt	8,728.1	7,934.2
Other assets	174.9	180.6	Deferred income taxes	1,828.8	1,878.6
			Other liabilities	610.9	632.8
			Total liabilities	12,524.1	12,488.6

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	86.9	212.6
			Accumulated other comprehensive income	8.0	12.1
			Retained earnings	—	—
			Total shareholders' equity	95.0	224.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$12,619.1	$12,713.4	SHAREHOLDERS' EQUITY	$12,619.1	$12,713.4

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2015	2014
Cash Provided from Operations:
Net income	$5.3	$16.0
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	340.7	338.9
Provision for doubtful accounts	10.3	12.3
Share-based compensation expense	14.8	13.7
Deferred income taxes	(33.8)	9.3
Amortization of unrealized losses on de-designated interest rate swaps	3.4	4.2
Plan curtailment and other, net	6.9	(4.9)
Changes in operating assets and liabilities, net:
Accounts receivable	(33.3)	(9.7)
Prepaid income taxes	7.8	5.6
Prepaid expenses and other	(24.8)	(20.1)
Accounts payable	(64.2)	(46.1)
Accrued interest	67.4	66.0
Accrued taxes	(10.9)	(15.2)
Other current liabilities	(43.2)	(32.4)
Other liabilities	(2.6)	(3.3)
Other, net	—	(14.5)
Net cash provided from operations	243.8	319.8
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(189.3)	(153.0)
Broadband network expansion funded by stimulus grants	—	(7.1)
Change in restricted cash	(0.4)	(0.9)
Grant funds received for broadband stimulus projects	7.4	11.4
Grant funds received from Connect America Fund - Phase I	—	26.0
Network expansion funded by Connect America Fund - Phase I	(8.3)	—
Other, net	(2.1)	—
Net cash used in investing activities	(192.7)	(123.6)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(151.5)	(150.2)
Repayments of debt and swaps	(325.4)	(331.6)
Proceeds of debt issuance	490.0	325.0
Payments under capital lease obligations	(11.2)	(7.8)
Other, net	(6.8)	(9.8)
Net cash used in financing activities	(4.9)	(174.4)
Increase in cash and cash equivalents	46.2	21.8
Cash and Cash Equivalents:
Beginning of period	27.8	48.2
End of period	$74.0	$70.0

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA ADJUSTED OIBDA (NON-GAAP) (A)
(In millions)

		THREE MONTHS ENDED
		March 31,	March 31,
		2015	2014

Operating income under GAAP		$119.9	$167.8
Pro forma adjustments:
Merger and integration costs	(B)	14.1	7.9
Pro forma operating income		134.0	175.7
Depreciation and amortization expense	(B)	340.7	338.9
Pro forma OIBDA		474.7	514.6
Other adjustments:
Pension benefit	(B)	(1.8)	(0.3)
Restructuring charges	(B)	7.0	12.4
Share-based compensation	(B)	14.8	13.7
Pro forma adjusted OIBDA		$494.7	$540.4

(A)	Pro forma results adjust operating results under GAAP to exclude merger and integration-related costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.

Exhibit 99(a)

WINDSTREAM HOLDINGS, INC.
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA ADJUSTED OIBDA

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on May 7, 2015, that we have presented in this press release unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension (benefit) expense and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current year presentation.

Our purpose for excluding non-recurring items, restructuring charges, pension and share-based compensation is to improve the comparability of our results of operations for the three month period ended March 31, 2015, to the same period of 2014 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current operations. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We amended our certificate of incorporation to decrease the number of authorized shares of common stock from 1.0 billion to 166.7 million and enacted a one-for-six reverse stock split with respect to all of our outstanding shares of common stock, which became effective on April 26, 2015. All share data of Windstream Holdings presented within has been retrospectively adjusted to reflect the effects of the decrease in our authorized shares and the reverse stock split, as appropriate.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about our expectation to maintain our current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or inter-carrier compensation, expected increases in business data connections, our expected ability to fund operations, expected required contributions to our pension plan, the amounts expected to be received from the Connect America Fund and the Rural Utilities Service to fund the deployment of broadband services and the expected benefits of those services and forecasted capital expenditure amounts, capital expenditures, cash income tax payments, and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, and expected effective federal income tax rates. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; our pending election to accept or reject state-wide offers under the Federal Communications Commission ("FCC") Connect America Fund, Phase 2, and the impact of such election on our future receipt of federal universal service funds and capital expenditures; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the uncertainty regarding implementation of the FCC universal service and intercarrier compensation reforms as well as state-level universal service reform, and the potential for additional federal or state government reforms regarding universal service or intercarrier compensation that result in significant loss of revenue to us; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; our ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer voice lines and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.